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                                                                 EXHIBIT 15.1


October 9, 2001


The Board of Directors and Stockholders of Genentech, Inc.

We are aware of the incorporation by reference in the Registration Statements pertaining to the Genentech, Inc. Tax Reduction Investment Plan, the 1999 Stock Plan, the 1996 Stock Option/Stock Incentive Plan, the 1994 Stock Option Plan, the 1990 Stock Option/Stock Incentive Plan, and the 1991 Employee Stock Plan and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated October 8, 2001 relating to the unaudited condensed consolidated interim financial statements of Genentech, Inc. which are included in its Form 10-Q for the quarter ended September 30, 2001.

Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.


                                                         Very truly yours,




                                                         /s/ERNST & YOUNG LLP
                                                         --------------------
                                                            Ernst & Young LLP